    As filed with the Securities and Exchange Commission on October 21, 1998

                                             Registration Statement No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             C.P. CLARE CORPORATION
             (Exact name of Registrant as specified in its charter)

        MASSACHUSETTS                                           04-2561471
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Indemnification No.)

                              78 CHERRY HILL DRIVE
                          BEVERLY, MASSACHUSETTS 01915
                                 (978) 524-6700
               (Address of principal executive offices) (Zip Code)

                             C.P. CLARE CORPORATION
                      1995 STOCK OPTION AND INCENTIVE PLAN

                      -------------------------------------

                                 ARTHUR BUCKLAND
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              78 Cherry Hill Drive
                                Beverly, MA 01915
                                 (978) 524-6700
                     (Name and address of agent for service)

                      -------------------------------------

                                    Copies to
                                LORI M. HENDERSON
                      VICE PRESIDENT AND CORPORATE COUNSEL
                             C.P. Clare Corporation
                              78 Cherry Hill Drive
                                Beverly, MA 01915
                                 (978) 524-6700

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                          AMOUNT                                           PROPOSED MAXIMUM         AMOUNT OF
TITLE OF SECURITIES        TO BE        PROPOSED MAXIMUM OFFERING         AGGREGATE OFFERING      REGISTRATION
 TO BE REGISTERED       REGISTERED           PRICE PER SHARE                     PRICE                 FEE
--------------------------------------------------------------------------------------------------------------
Common Stock             500,000              $4.15625(2)                    $2,078,125             $613.05
--------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the CP Clare Corporation 1995 Stock Option and Incentive Plan, as amended in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rules 457 (c) and (h) under the Securities Act of 1933 as amended, solely for the purpose of determining the amount of the registration fee and is based solely upon the market value of outstanding shares of the Company's common stock on October 20, 1998, utilizing the average of the high and low sale prices reported on the NASDAQ National Market on the date.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $.01 per share (the "Common Stock"), of C.P. Clare Corporation (the "Company") which may be issued under the Company's 1995 Stock Option and Incentive Plan, as amended (the "Plan"). The Company hereby incorporates by reference the registration statement on Form S-8, file No. 33-94038, filed with the Securities and Exchange Commission on June 28, 1995 covering 1,200,266 shares of Common Stock which may be issued pursuant to the Plan and the registration statement on Form S-8, file No. 333-15097, filed with the Securities and Exchange Commission on October 30, 1996 covering 1,000,000 shares of Common Stock which may be issued pursuant to the Plan. This Registration Statement covers up to 500,000 additional shares of Common Stock which may be issued pursuant to the Plan.

ITEM 8. EXHIBITS

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit No.

5.1 Opinion of Lori M. Henderson, Esq. as to the legality of securities being registered
23.1     Consent of Counsel (included in Exhibit 5.1 hereto)
23.2     Consent of Arthur Andersen LLP, Independent Public Accountants
24.1 Power of Attorney (Included in signature page of this registration statement)
99.1 C.P. Clare Corporation 1995 Stock Option and Incentive Plan, as amended.

                                   SIGNATURES

         Pursuant to the requirements on the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beverly, Commonwealth of Massachusetts, on October 21, 1998.

                                             C.P. CLARE CORPORATION
                                             By: /s/ Arthur Buckland

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below constitutes and appoints Arthur Buckland and Thomas Sager, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                       Title                                   Date
---------                       -----                                   ----

/s/ Arthur Buckland             President, Chief Executive Officer      October 21, 1998
----------------------------      (Principal Executive Officer)
Arthur Buckland

/s/ Thomas B. Sager             Vice President and Chief                October 21, 1998
----------------------------      Financial Officer (Principal
Thomas B. Sager                   Financial and Accounting Officer)

/s/ Winston R. Hindle, Jr.      Director                                October 21, 1998
----------------------------
Winston R. Hindle, Jr.

/s/ James K. Sims               Director                                October 21, 1998
----------------------------
James K. Sims

/s/ John G. Turner              Director                                October 21, 1998
----------------------------
John G. Turner

/s/ Clemente C. Tiampo          Director                                October 21, 1998
----------------------------
Clemente C. Tiampo